UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

September 10, 2021

Date of report (Date of earliest event reported)

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Poor Farm Road Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Agile Therapeutics, Inc. (the “Company”) has updated the corporate presentation that it intends to use at the H.C. Wainwright 23rd Annual Global Investment Conference beginning on September 13, 2021 and subsequent investor conferences. The Company may use the presentation in meetings with investors from time to time as well. The updates primarily involve financial projections for the third quarter of 2021 on net revenue and retail units sold based on total prescription demand for Twirla® (levonorgestrel and ethinyl estradiol) transdermal system. The Company estimates that net sales in the third quarter of 2021 will be in the range of $1.4 million to $1.6 million, and retail units sold based on total prescription demand will be 9,500 to 10,000. The update also reiterates the Company’s financial projection of operating expenses for the second half of 2021, which the Company expects to be at levels similar to its second quarter of 2021 spending within a range of $1 million to $2 million. Because the Company’s financial statements for the quarter ended September 30, 2021 have not yet been finalized or reviewed, this financial projection regarding the Company’s expected net revenue, units sold and operating expense is subject to change, and the Company’s results as of the end of this period may differ materially from this preliminary estimate. Accordingly, you should not place undue reliance on this preliminary estimate.

A copy of the Company’s updated corporate presentation is attached hereto as Exhibit 99.1.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Certain information contained in this Report may include “forward-looking statements.” Our use of terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes may identify these forward-looking statements.

In particular, statements regarding our projected third quarter 2021 net revenue, retail units sold based on total prescription demand for Twirla, and operating expenses for the second half of 2021 are examples of such forward-looking statements. Such forward-looking statements are subject to important risks and uncertainties, including, but not limited to, risks related to our ability to maintain regulatory approval of Twirla, the ability of our third party manufacturer, Corium, to produce commercial supply in quantities and quality sufficient to satisfy market demand for Twirla, our ability to successfully commercialize and obtain market access for Twirla, the successful development of our sales and marketing capabilities, the accuracy of our estimates of the potential market for Twirla, our ability to achieve our target formulary access goals, regulatory and legislative developments in the United States and foreign countries, our ability to obtain and maintain intellectual property protection for Twirla, our strategy, business plans and focus, the effects of the COVID-19 pandemic on our operations and the operations of third parties we rely on as well as on our potential customer base, unforeseen market factors or events in our clinical, regulatory and manufacturing development plans, and other factors, including general economic conditions and regulatory developments, not within the Company’s control.

These factors could cause actual results and developments to be materially different from those expressed in or implied by such statements. These forward-looking statements are made only as of the date of this Report and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. For additional information about the risks and uncertainties that may affect our business please see the factors discussed in “Risk Factors” in the Company’s periodic reports filed with the SEC.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Agile Therapeutics, Inc. Presentation dated September 2021.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: September 10, 2021	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairman and Chief Executive Officer